Sterling Reports Third Quarter 2022 Results

Third Quarter 2022 Revenue Growth of 17.5%; Organic Constant Currency Revenue Growth of 12.4%

New partnership with Yoti expands Sterling’s position as a leader within pre-employment Identity Verification

NEW YORK, November 9, 2022 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

All results compared to prior-year period.

•Revenues increased 17.5% year-over-year to $199.3 million. Organic constant currency revenue growth was 12.4% and inorganic revenue growth was 6.7%.

•GAAP net income increased year-over-year to $9.3 million, or $0.09 per diluted share, compared to GAAP net loss of $(25.3) million, or $(0.28) per diluted share, for the prior year period.

•Adjusted EBITDA increased 3.5% year-over-year to $53.1 million. Adjusted EBITDA Margin decreased 370 bps year-over-year to 26.6%.

•Adjusted Net Income decreased 7.6% year-over-year to $29.2 million. Adjusted Earnings Per Share decreased 12.1% year-over-year to $0.29 per diluted share.
Organic constant currency revenue growth, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.

Josh Peirez, Sterling CEO, said, “Our results in the third quarter continued to outpace our long-term targets, marking the seventh consecutive quarter of double digit organic constant currency revenue growth, as we continue to execute well on the growth drivers most within our control, including growth from new business, cross-sell / up-sell, and client retention. As we continue to see revenue growth, we are executing on our recession playbook, positioning Sterling to invest appropriately for growth and market share gains even in the current uncertain macro environment. We expect our plan to enable substantial margin expansion, while still investing for strategic growth, in 2023 and beyond. As an example, just yesterday we announced a new exclusive workflow partnership with Yoti, which builds on the same vision and best in-class identity verification offerings we have in place in the U.S. with ID.me. Identity verification is one example of our culture of product innovation which will fuel our 9 to 11% long-term organic constant currency revenue growth target with expanding margins.”

Third Quarter 2022 Results

	Three Months Ended September 30,
	2021	2022	Change
(in thousands, except per share data and percentages)
Revenues	$169,557	$199,299	17.5%
Net (loss) income	$(25,256)	$9,303	136.8%
Net (loss) income margin	(14.9)%	4.7%	1,960 bps
Net (loss) income per share - diluted	$(0.28)	$0.09	132.1%
Adjusted EBITDA(1)	$51,299	$53,098	3.5%
Adjusted EBITDA Margin(1)	30.3%	26.6%	(370) bps
Adjusted Net Income(1)	$31,575	$29,171	(7.6)%
Adjusted Earnings Per Share - diluted	$0.33	$0.29	(12.1)%
_______________________
(1) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the third quarter of 2022 was $199.3 million, an increase of $29.7 million, or 17.5%, compared to $169.6 million for the third quarter of 2021. Revenue growth for the third quarter of 2022 included 12.4% organic constant currency revenue growth and 6.7% inorganic revenue growth from the November 2021 acquisition of Employment Background Investigations, Inc. (“EBI”), partially offset by a (1.6)% drag due to the impact of fluctuations in foreign exchange currency rates. The organic constant currency growth in revenue was primarily driven by continued robust new client growth, significant growth in cross-sell and up-sell, and strong revenue retention.

Balance Sheet and Cash Flow

As of September 30, 2022, cash and cash equivalents were $99.2 million and total debt was $505.5 million, compared to cash and cash equivalents of $48.0 million and total debt of $510.3 million as of December 31, 2021. Sterling ended the third quarter of 2022 with a net leverage ratio of 2.0x net debt to Adjusted EBITDA. As of September 30, 2022, available borrowings under the Company’s revolving credit facility, net of letters of credit outstanding, were $139.3 million.

For the three months ended September 30, 2022, Sterling generated Net Cash provided by Operating Activities of $40.3 million, compared to Net Cash used in Operating Activities of $6.4 million for the previous year period. Capital expenditures for the three months ended September 30, 2022 totaled $4.8 million, an increase of $0.5 million compared to the prior year period. For the three months ended September 30, 2022, Sterling had $35.5 million of adjusted free cash flow, compared to $21.5 million of adjusted free cash flow for the prior year period (including adjustments in the prior year period for one-time, non-operating cash expenses related to the initial public offering (“IPO”)). The increase in adjusted free cash flow compared to the prior year period was driven primarily by growth in operating income.

Full Year 2022 Guidance

Sterling is updating guidance for full year 2022 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

$USD million	Previous Guidance - August 9, 2022		Updated Guidance - November 9, 2022
	Amount	Year-over-year growth	Amount	Year-over-year growth

Revenues	$785 - $795	22.0% - 24.0%	$769 - $779	20.0% - 21.5%
Adjusted EBITDA	$214 - $220	19.5% - 23.0%	$204 - $210	14.0% - 17.0%
Adjusted Net Income	$115 - $118	25.0% - 28.0%	$109 - $113	18.0% - 22.5%

Revenue guidance includes 15.0 – 16.5% organic constant currency revenue growth (compared to previous guidance of 17.0 – 19.0%) and 6.5% inorganic revenue growth from the acquisition of EBI (compared to previous guidance of 6.0%), partially offset by a (1.7)% drag from fluctuations in foreign exchange currency rates (compared to previous guidance of a (1.0)% drag).

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “organic constant currency revenue growth,” “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the third quarter of 2022 financial results today, November 9, 2022 at 8:30 AM Eastern Time.

Participants may access the conference call by dialing 1-844-200-6205 (U.S.) or +1-929-526-1599 (outside the U.S.) and using conference code 450156 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403 (U.S.) or +44-204-525-0658 (outside the U.S.), access code 479629. The telephone replay will be available through Wednesday, November 23, 2022.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding the Company’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or future events or performance, contained in this release are forward-looking statements. The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly in the annual report on Form 10-K filed with the SEC on March 16, 2022, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which the Company operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, the Company makes use of the non-GAAP financial measures “organic constant currency revenue growth”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Adjusted Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth is calculated by adjusting for inorganic revenue growth, which is defined as the impact to revenue growth in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. We present organic constant currency revenue growth because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under GAAP. In particular, organic constant currency revenue growth does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to the IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our Board of Directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to the IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future.

Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
Adjusted Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. For the three and nine months ended September 30, 2021, Adjusted Free Cash Flow reflects adjustments for one-time, non-operating cash expenses related to the IPO. We present Adjusted Free Cash Flow because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-recurring, non-operating cash items that we do not expect to continue at the same level in the future. Adjusted Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 95 million searches in the twelve months ended December 31, 2021.

Contacts

Investors
Judah Sokel
IR@sterlingcheck.com

Media
Jamie Serino
Jamie.Serino@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS
STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2021	2022	2021	2022

REVENUES	$169,557	$199,299	$468,255	$596,862
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	82,638	106,422	225,798	314,954
Corporate technology and production systems	12,084	13,715	32,435	38,806
Selling, general and administrative	84,983	42,411	153,194	126,630
Depreciation and amortization	20,346	16,570	61,193	56,598
Impairments of long-lived assets	15	193	2,940	805
Total operating expenses	200,066	179,311	475,560	537,793
OPERATING (LOSS) INCOME	(30,509)	19,988	(7,305)	59,069
OTHER EXPENSE (INCOME):
Interest expense, net	7,668	7,764	22,841	20,719
Loss (gain) on interest rate swaps	112	—	199	(296)
Other income	(400)	(560)	(1,034)	(1,422)
Total other expense, net	7,380	7,204	22,006	19,001
(LOSS) INCOME BEFORE INCOME TAXES	(37,889)	12,784	(29,311)	40,068
Income tax (benefit) provision	(12,633)	3,481	(8,080)	12,958
NET (LOSS) INCOME	$(25,256)	$9,303	$(21,231)	$27,110
Unrealized loss on hedged transactions, net of tax	(1)	—	(323)	—
Foreign currency translation adjustments, net of tax	(1,565)	(4,790)	(971)	(7,990)
Total other comprehensive loss	(1,566)	(4,790)	(1,294)	(7,990)
COMPREHENSIVE (LOSS) INCOME	$(26,822)	$4,513	$(22,525)	$19,120

Net (loss) income per share attributable to stockholders
Basic	$(0.28)	$0.10	$(0.24)	$0.29
Diluted	$(0.28)	$0.09	$(0.24)	$0.27
Weighted average number of shares outstanding
Basic	89,431,022	94,134,690	88,956,388	94,043,105
Diluted	89,431,022	99,118,521	88,956,388	99,217,125

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2021	September 30, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,998	$99,190
Accounts receivable (net of allowance of $2,949 and $3,182 as of December 31, 2021 and September 30, 2022, respectively)	127,927	159,550
Prepaid expenses	12,510	8,702
Operating leases right-of-use asset	—	3,333
Other current assets	11,563	11,235
Total current assets	199,998	282,010
Property and equipment, net	11,124	10,973
Goodwill	852,536	849,423
Intangible assets, net	297,146	254,610
Deferred income taxes	4,770	4,117
Operating leases right-of-use asset	—	15,679
Other noncurrent assets, net	6,685	8,115
TOTAL ASSETS	$1,372,259	$1,424,927
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,127	$36,784
Accrued expenses	67,971	66,200
Current portion of long-term debt	6,461	6,461
Operating leases liability, current portion	—	3,601
Other current liabilities	24,361	14,162
Total current liabilities	129,920	127,208
Long-term debt, net	499,107	495,705
Deferred income taxes	28,584	31,542
Long-term operating leases liability, net of current portion	—	18,087
Other liabilities	5,024	4,171
Total liabilities	$662,635	$676,713
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized, 95,854,795 shares issued and 95,746,975 shares outstanding as of December 31, 2021; 1,000,000,000 shares authorized, 96,655,886 shares issued and 96,548,066 shares outstanding as of September 30, 2022)	68	75
Additional paid-in capital	916,578	936,239
Common stock held in treasury (107,820 shares as of December 31, 2021 and September 30, 2022)	(897)	(897)
Accumulated deficit	(206,218)	(179,306)
Accumulated other comprehensive income (loss)	93	(7,897)
Total stockholders’ equity	709,624	748,214
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,372,259	$1,424,927

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(in thousands)	2021	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(21,231)	$27,110
Adjustments to reconcile net (loss) income to net cash provided by operations
Depreciation and amortization	61,193	56,598
Deferred income taxes	(13,349)	4,885
Stock-based compensation	27,236	17,424
Impairments of long-lived assets	2,940	805
Provision for bad debts	604	1,016
Amortization of financing fees	362	327
Amortization of debt discount	1,741	1,444
Deferred rent	(1,334)	(170)
Unrealized translation gain on investment in foreign subsidiaries	(100)	(1,838)
Changes in fair value of derivatives	(5,024)	(4,102)
Excess payment on contingent consideration for acquisition	(1,159)	—
Changes in operating assets and liabilities
Accounts receivable	(40,383)	(33,145)
Insurance receivable	750	—
Prepaid expenses	(1,421)	3,579
Other assets	1,464	(2,097)
Accounts payable	12,116	6,546
Litigation settlement obligation	(750)	—
Accrued expenses	15,609	84
Other liabilities	(338)	(4,868)
Net cash provided by operating activities	38,926	73,598
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,619)	(3,978)
Purchases of intangible assets and capitalized software	(11,987)	(11,719)
Proceeds from disposition of property and equipment	7	25
Net cash used in investing activities	(14,599)	(15,672)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	2,483	2,291
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	102,638	—
Payments of IPO issuance costs	(6,120)	(225)
Capital contribution from certain stockholders	15,576	—
Payments of long-term debt	(11,531)	(4,846)
Payment of contingent consideration for acquisition	(738)	(226)
Payments of finance lease obligations	(8)	(3)
Net cash provided by (used in) financing activities	102,300	(3,009)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(863)	(3,725)
NET CHANGE IN CASH AND CASH EQUIVALENTS	125,764	51,192
CASH AND CASH EQUIVALENTS
Beginning of period	66,633	47,998
Cash and cash equivalents at end of period	$192,397	$99,190

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $220 and $245 for the nine months ended September 30, 2021 and 2022, respectively	$21,494	$24,277
Income taxes	4,663	11,513
Offering costs included in accounts payable and accrued liabilities	1,996	—
Noncash investing activities
Purchases of property and equipment in accounts payable and accrued expenses	35	8

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth, the most directly comparable GAAP measure, to organic constant currency revenue growth for the three and nine months ended September 30, 2022. There was no impact of inorganic revenue growth on our revenue for the three and nine months ended September 30, 2021. For the three and nine months ended September 30, 2022, we have provided the impact of revenue from the acquisition of EBI.

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Reported revenue growth	17.5%	27.5%
Inorganic revenue growth(1)	6.7%	7.4%
Impact from foreign currency exchange(2)	(1.6)%	(1.2)%
Organic constant currency revenue growth	12.4%	21.3%
_______________
(1) Impact to revenue growth in the current period from M&A activity that has occurred over the past twelve months.
(2) Impact to revenue growth in the current period from fluctuations in foreign currency exchange rates.

The following table reconciles net (loss) income, the most directly comparable GAAP measure, to Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
(dollars in thousands)
Net (loss) income	$(25,256)	$9,303	$(21,231)	$27,110
Income tax (benefit) provision	(12,633)	3,481	(8,080)	12,958
Interest expense, net	7,668	7,764	22,841	20,719
Depreciation and amortization	20,346	16,570	61,193	56,598
Stock-based compensation	25,582	6,293	27,236	17,424
Transaction expenses(1)	31,513	2,809	38,771	6,591
Restructuring(2)	634	2,730	4,243	3,912
Technology Transformation(3)	3,137	4,767	9,138	13,066
Settlements impacting comparability(4)	—	213	—	213
Loss (gain) on interest rate swaps(5)	112	—	199	(296)
Other(6)	196	(832)	826	(1,089)
Adjusted EBITDA	$51,299	$53,098	$135,136	$157,206
Adjusted EBITDA Margin	30.3%	26.6%	28.9%	26.3%
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, investor management fees in connection with the Fourth Amended and Restated Management Services Agreement, dated December 3, 2019 (the “MSA”), and costs related to the preparation of the IPO and one-time public company transition expenses. For the three months ended September 30, 2021, costs consisted primarily of IPO related expenses of $30.5 million, including $16.8 million of contractual compensation payments to former executives (of which $15.6 million was funded by certain stockholders), $7.5 million in final settlement of investor management fees and $6.2 million of professional fees and other related expenses. The period also included $0.6 million of earn-out and performance-based incentive payments associated with an acquisition in 2018 and $0.3 million of investor management fees in connection with the MSA associated with the terms prior to the final settlement. For the three months ended September 30, 2022, costs consisted primarily of $1.3 million of one-time public company transition expenses and $1.5 million in costs related to M&A. For the nine months ended September 30, 2021, the costs consisted primarily of IPO related expenses of $35.9 million, including $16.8 million of contractual compensation payments to former executives (of which $15.6 million was funded by certain stockholders), $7.5 million of investor management fees, including the final settlement of fees in connection with the MSA, and $11.6 million of professional fees and related expenses. The period also included $1.4 million of earn-out and performance-based incentive payments associated with an acquisition in 2018 and $1.4 million of investor management fees in connection with the MSA, associated with the terms prior to the final settlement. For the nine months ended September 30, 2022, costs consisted primarily of $4.0 million of one-time public company transition expenses and $2.6 million in costs related to M&A.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. For the three months ended September 30, 2021 and 2022, costs include $0.6 million and $0.7 million, respectively, of charges related to our real estate consolidation program primarily related to the exited facility in Bellevue, Washington and the exit of EBI’s office, respectively. For the three and nine months ended September 30, 2022, costs include approximately $2.0 million of restructuring-related executive recruiting and severance charges as well as one-time consulting and other costs. For the nine months ended September 30, 2021, approximately $3.7 million related to our real estate consolidation program, consisting primarily of the write-off on disposal of fixed assets for our exited facility in Bellevue, Washington. For the nine months ended September 30, 2022, costs consisted of $1.7 million in expenses related to our real estate consolidation program, primarily due to the exit of EBI’s office.
(3)    Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to the Company’s platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. For the three months ended September 30, 2021, investment related to Project Ignite was approximately $3.1 million. For the three months ended September 30, 2022, investment related to Project Ignite was $4.2 million. The remaining $0.6 million for the three months ended September 30, 2022 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto the Company’s platform. For the nine months ended September 30, 2021, investment related to Project Ignite was approximately $9.1 million. For the nine months ended September 30, 2022, investment related to Project Ignite was $11.1 million. The remaining $1.9 million for the nine months ended September 30, 2022 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto the Company’s platform.
(4)    Consists of non-recurring settlements and the related legal fees impacting comparability.
(5) Consists of loss (gain) on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended September 30, 2022 for additional information on interest rate swaps.
(6) Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business. The following table summarizes these costs for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
(dollars in thousands)
Other
Loss (gain) on foreign currency transactions	$196	$(832)	$1,316	$(1,089)
Impairment of capitalized software	—	—	30	—
Duplicate fulfillment charges	—	—	(520)	—
Total	$196	$(832)	$826	$(1,089)

The following table presents the calculation of Net (loss) income margin and Adjusted EBITDA Margin for the three and nine months ended September 30, 2021 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
(dollars in thousands)
Net (loss) income	$(25,256)	$9,303	$(21,231)	$27,110
Adjusted EBITDA	$51,299	$53,098	$135,136	$157,206
Revenues	$169,557	$199,299	$468,255	$596,862
Net (loss) income margin	(14.9)%	4.7%	(4.5)%	4.5%
Adjusted EBITDA Margin	30.3%	26.6%	28.9%	26.3%

The following table reconciles net (loss) income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three and nine months ended September 30, 2021 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
(in thousands, except per share amounts)
Net (loss) income	$(25,256)	$9,303	$(21,231)	$27,110
Income tax (benefit) provision	(12,633)	3,481	(8,080)	12,958
(Loss) Income before income taxes	(37,889)	12,784	(29,311)	40,068
Amortization of acquired intangible assets	12,962	10,903	39,232	38,030
Stock-based compensation	25,582	6,293	27,236	17,424
Transaction expenses(1)	31,513	2,809	38,771	6,591
Restructuring(2)	634	2,730	4,243	3,912
Technology Transformation(3)	3,137	4,767	9,138	13,066
Settlements impacting comparability(4)	—	213	—	213
Loss (gain) on interest rate swaps(5)	112	—	199	(296)
Other(6)	196	(832)	826	(1,089)
Adjusted Net Income before income tax effect	36,247	39,667	90,334	117,919
Income tax effect(7)	4,672	10,496	20,686	31,848
Adjusted Net Income	$31,575	$29,171	$69,648	$86,071
Net (loss) income per share – basic	$(0.28)	$0.10	$(0.24)	$0.29
Net (loss) income per share – diluted	$(0.28)	$0.09	$(0.24)	$0.27
Adjusted Earnings Per Share – basic	$0.35	$0.31	$0.78	$0.92
Adjusted Earnings Per Share – diluted	$0.33	$0.29	$0.74	$0.87
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, and costs related to the preparation of the IPO and one-time public company transition expenses.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation.
(3)    Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of non-recurring settlements and the related legal fees impacting comparability.

(5)    Consists of loss (gain) on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” in our Form 10-Q for the quarterly period ended September 30, 2022 for additional information on interest rate swaps.
(6)    Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.
(7)    Effective tax rates of 12.9% and 26.5% have been used to compute Adjusted Net Income for the three months ended September 30, 2021 and 2022, respectively. Effective tax rates of 22.9% and 27.0% have been used to compute Adjusted Net Income for the nine months ended September 30, 2021 and 2022, respectively. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

The following table reconciles net (loss) income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the three and nine months ended September 30, 2021 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2021	2022	2021	2022
Net (loss) income	$(25,256)	$9,303	$(21,231)	$27,110
Less: Undistributed amounts allocated to participating securities	—	—	—	—
Undistributed (loss) income allocated to stockholders	$(25,256)	$9,303	$(21,231)	$27,110

Weighted average number of shares outstanding – basic	89,431,022	94,134,690	88,956,388	94,043,105
Weighted average number of shares outstanding – diluted	89,431,022	99,118,521	88,956,388	99,217,125
Net (loss) income per share – basic	$(0.28)	$0.10	$(0.24)	$0.29
Net (loss) income per share – diluted	$(0.28)	$0.09	$(0.24)	$0.27

Adjusted Net Income	$31,575	$29,171	$69,648	$86,071
Less: Undistributed amounts allocated to participating securities	—	—	—	—
Undistributed income allocated to stockholders	$31,575	$29,171	$69,648	$86,071

Weighted average number of shares outstanding – basic	89,431,022	94,134,690	88,956,388	94,043,105
Weighted average number of shares outstanding – diluted	95,008,310	99,118,521	93,532,785	99,217,125
Adjusted Earnings Per Share - basic	$0.35	$0.31	$0.78	$0.92
Adjusted Earnings Per Share - diluted	$0.33	$0.29	$0.74	$0.87

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2021 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Net (loss) income per share – diluted	$(0.28)	$0.09	$(0.24)	$0.27
Adjusted Net Income adjustments per share
Income tax expense	(0.12)	0.04	(0.08)	0.13
Amortization of acquired intangible assets	0.14	0.11	0.42	0.38
Stock-based compensation	0.27	0.06	0.29	0.18
Transaction expenses(1)	0.33	0.03	0.41	0.07
Restructuring(2)	0.01	0.03	0.05	0.04
Technology Transformation(3)	0.03	0.05	0.10	0.13
Settlements impacting comparability(4)	—	—	—	—
Loss (gain) on interest rate swaps(5)	—	—	—	—
Other(6)	—	(0.01)	0.01	(0.01)
Income tax effect(7)	(0.05)	(0.11)	(0.22)	(0.32)
Adjusted Earnings Per Share – diluted	$0.33	$0.29	$0.74	$0.87

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	89,431,022	99,118,521	88,956,388	99,217,125
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	5,577,288	—	4,576,397	—
Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method)	95,008,310	99,118,521	93,532,785	99,217,125
_______________
(1) Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, and costs related to the preparation of the IPO and one-time public company transition expenses.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation.
(3) Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of non-recurring settlements and the related legal fees impacting comparability.
(5) Consists of loss (gain) on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended September 30, 2022 for additional information on interest rate swaps.
(6) Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.
(7) Effective tax rates of 12.9% and 26.5% have been used to compute Adjusted Net Income for the three months ended September 30, 2021 and 2022, respectively. Effective tax rates of 22.9% and 27.0% have been used to compute Adjusted Net Income for the nine months ended September 30, 2021 and 2022, respectively. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

For further detail, see the footnotes to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Adjusted Free Cash Flow for the three and nine months ended September 30, 2021 and 2022. For the three and nine months ended September 30, 2021, Adjusted Free Cash Flow included adjustments for one-time, non-operating cash expenses related to the IPO.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2022	2021	2022
Net cash provided by operating activities	$(6,364)	$40,319	$38,926	$73,598
Total IPO adjustments (1)	33,148	—	34,003	—
Purchases of intangible assets and capitalized software	(3,952)	(4,103)	(11,987)	(11,719)
Purchases of property and equipment	(1,359)	(712)	(2,619)	(3,978)
Adjusted Free Cash Flow	$21,473	$35,504	$58,323	$57,901
_______________
(1)     Includes one-time, non-operating cash expenses related to the IPO. Costs for the three and nine months ended September 30, 2021 include $33.1 million and $34.0 million, respectively, of professional fees incurred in preparation of the IPO. Total IPO adjustments of $34.0 million for the nine months ended September 30, 2021 include $16.8 million of contractual compensation payments to former executives (of which $15.6 million was funded by certain stockholders), $9.3 million final settlement of investor management fees in connection with the MSA and $7.9 million related primarily to professional fees and other expenses incurred for the preparation of the IPO.